UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2012

U.S. RARE EARTHS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12 Gunnebo Drive, Lonoke, Arkansas 48152
(Address of Principal Executive Offices)

(501) 676-2994
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 31, 2012, U.S. Rare Earths, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission to report, among other items, the issuance of shares to John Victor Lattimore, Jr., Chairman of the Company’s Board of Directors (the “Board”), in a private transaction (the “Initial Form 8-K”).  This Current Report on Form 8-K/A (Amendment No. 1) is being filed to update certain information under Items 3.02 and 5.02 related to such transaction.  The information contained in this Current Report on Form 8-K/A (Amendment No. 1) supplements the information contained in Items 3.02 and 5.02 of the Initial Form 8-K.  Otherwise, the Initial Form 8-K is restated herein in its entirety.

Item 3.02.  Unregistered Sales of Equity Securities.

On September 12, 2012, the Company closed a private placement with Lattimore Properties, Inc., a Texas company affiliated with John Victor Lattimore, Jr., Chairman of the Company’s Board of Directors. The private placement consisted of the sale of an aggregate of 2,045,450 shares of the Company’s common stock for $550,000 at a price of $0.27 per share.  The shares issued under the private placement are restricted under applicable securities laws and are not freely tradable. The per share price of $0.27 per share is subject to possible adjustment at a later time based on the results of a fairness opinion.

In the Form 8-K dated August 27, 2012, it was reported that John Victor Lattimore, Jr., Chairman of the Board of Directors purchased 2,045,454 shares of the Company's common stock for a total purchase price of $225,000, or $0.11 per common share.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 3.02 of this Current Report on Form 8−K/A (Amendment No. 1) above is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTHS, INC.

	By:	/s/ Michael D. Parnell
Date: September 18, 2012	Name:	Michael D. Parnell
	Title:	Chief Executive Officer